Exhibit 1.1
PURCHASE AGREEMENT
March 9, 2010
Banc of America Securities LLC
     As Representative of the Initial Purchasers
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
     Introductory. Sonic Automotive, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of an $210,000,000 aggregate principal amount of the Company’s 9.0% Senior Subordinated Notes due 2018 (the “Notes”). Banc of America Securities LLC has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes.
     The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of March 12, 2010 (the “Indenture”), among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a blanket issuer letter of representations, dated November 19, 2003 (the “DTC Agreement”), between the Company and the Depositary.
     The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (as defined below) (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors may be required to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its commercially reasonable efforts to cause such registration statements to be declared effective. All references herein to the Exchange Notes and the Exchange Offer are only applicable if the Company and the Guarantors are in fact required to consummate the Exchange Offer pursuant to the terms of the Registration Rights Agreement.
     The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior subordinated unsecured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the

Guarantees attached thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”
     The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).
     The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated March 9, 2010 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated March 9, 2010 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).
     All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.
     The Company hereby confirms its agreements with the Initial Purchasers as follows:
     SECTION 1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser that, as of the date hereof and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):
     (a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
     (b) No Integration of Offerings or General Solicitation. None of the Company, its directors, officers or any entities controlled by or under common control with or that control the Company (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company and the Guarantors make no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company and the Guarantors make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to whom the Company and the Guarantors make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.
     (c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.
     (d) The Pricing Disclosure Package and Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain as of its date and as of the Closing Date, all the information specified in, and meeting the requirements of, Rule 144A. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.
     (e) Company Additional Written Communications. The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Company or its agents and representatives pursuant to clause (iii) of the preceding sentence (each, a “Company Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through the Representative expressly for use in any Company Additional Written Communication.
     (f) Incorporated Documents. The documents incorporated by reference in the Offering Memorandum, when they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and, when taken together with the Offering Memorandum, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum, when such documents are filed with the Commission, will comply in all material respects to the requirements of the Exchange Act and, when taken together with the Offering Memorandum, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with in-

formation relating to any Initial Purchaser furnished to the Company in writing by or on behalf of such Initial Purchaser through the Representative expressly for use in the Offering Memorandum, it being understood and agreed that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 8(b) hereof.
     (g) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby except as otherwise noted therein, and any supporting schedules included or incorporated by reference in the Offering Memorandum present fairly in all material respects the information required to be stated therein; and the other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.
     (h) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Offering Memorandum, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant or vesting of options and awards under existing equity incentive plans described in, the Offering Memorandum and documents incorporated by reference therein), material change in the short-term or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting, individually or in the aggregate, the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (any such change or development is called a “Material Adverse Change”); (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (other than those in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole (other than those in the ordinary course of business); and (iv) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or governmental or regulatory authority, except in the case of clauses (i) through (iv) as otherwise disclosed in or incorporated by reference into the Offering Memorandum.
     (i) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and, if applicable, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any Significant Subsidiary other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year 2009 (the “Form 10-K”). As used herein, “Significant Subsidiary” shall mean a consolidated dealership subsidiary of the Company that produced more than 2% of the Company’s total revenues for the year ended December 31, 2009.
     (j) Capitalization. The Company has an authorized capital stock as set forth in the Offering Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; and all the outstanding shares of capital stock or other equity interests of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as disclosed in the Offering Memorandum.
     (k) Due Authorization. The Company and the Guarantors have full right, power and authority to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement, the Notes, the Guarantees and the Exchange Notes, as applicable, and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by each of the Company and the Guarantors of this Agreement and the consummation by it of the sale of the Securities contemplated hereby has been duly and validly taken.
     (l) The Indenture. The Indenture has been duly authorized by the Company and the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.
     (m) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.
     (n) The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and the Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions and except as rights to indemnification may be limited by applicable law.
     (o) Authorization of the Notes, the Guarantees and the Exchange Notes. The Notes to be issued and sold by the Company hereunder have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Indenture and, when duly executed, authenticated, issued and delivered as provided for in the Indenture and the Securities have been paid for as provided herein, will be duly and validly issued and outstanding, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly authorized by the Company for issuance, and when duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will be duly and validly issued and outstanding, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Guarantees of the Notes and the Guarantees of the Exchange Notes have been duly authorized by the Guarantors for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, when duly executed, authenticated, issued and delivered as provided for in the Indenture and the Securities have been paid for as provided herein, will be duly and validly issued and outstanding, will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and, when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Guarantees of the Exchange Notes will be duly and validly issued and outstanding, will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (p) Description of the Securities and the Indenture. The Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum.

     (q) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any applicable law or statute or any applicable judgment, order, rule or regulation of any court or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
     (r) No Conflicts. The execution and delivery by the Company and the Guarantors of this Agreement, the Registration Rights Agreement and the Indenture, and the issuance and delivery of the Securities and the Exchange Securities by the Company and the Guarantors, and performance by the Company and the Guarantors of their obligations hereunder and thereunder and consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby and by the Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any applicable law or statute or any applicable judgment, order, rule or regulation of any court or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, Debt Repayment Triggering Event, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (s) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantors of this Agreement, the Registration Rights Agreement or the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except for those which have been obtained, for the registration of the Securities or the

Exchange Securities under the Securities Act and the qualification of the Indenture under the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable securities laws in connection with the purchase and distribution of the Securities by the Initial Purchasers.
     (t) Legal Proceedings. Except as described in the Offering Memorandum, there are no legal, governmental or regulatory investigations (as to which the Company has been given notice), actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations (without giving effect to the notice qualifier set forth above), actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act or Exchange Act, as applicable, to be described in a registration statement on Form S-1 that are not so described in or incorporated by reference in the Offering Memorandum and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Form 10-K or described in the Form 10-K or in a registration statement on Form S-1 that are not so filed as exhibits to the Form 10-K or described in the Form 10-K or the Offering Memorandum.
     (u) Independent Accountants. Ernst and Young LLP and Deloitte & Touche LLP, who have audited certain financial statements of the Company and its subsidiaries are or were independent registered public accounting firms with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (v) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of owned real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) are described in the Offering Memorandum.
     (w) Title to Intellectual Property. The Company and its subsidiaries own, possess or license adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the conduct of the respective businesses of the Company and its subsidiaries will not conflict with any of the foregoing valid rights of others except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such valid rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
     (x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement on Form S-1 and that is not so described in or incorporated by reference in the Offering Memorandum.
     (y) Investment Company Act. Neither the Company nor any Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
     (z) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed (taking into account applicable extensions) all tax returns required to be paid or filed through the date hereof (except those being disputed in good faith and for which adequate reserve has been established and maintained and those which the failure to pay or file would not reasonably be expected to have a Material Adverse Effect); and except as otherwise disclosed in the Offering Memorandum, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for such tax deficiencies that would not reasonably be expected to have a Material Adverse Effect.
     (aa) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except where any such revocation, modification or non-renewal would not, individually or in the aggregate, have a Material Adverse Effect.
     (bb) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers or contractors, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.
     (cc) Environmental Matters. Except as described in the Offering Memorandum and except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice and (d) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries; (iii) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party; (iv) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials; and (v) none of the Company and its subsidiaries anticipates capital expenditures relating to any Environmental Laws; and (vi) there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or would reasonably be expected to be liable) at, on, under or from (A) any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries or (B) any other property or facility, in each case in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected, individually or in the aggregate, to result in liability under any Environmental Law. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.
     (dd) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of the Company’s controlled group of corporations or is under common control with the Company within the meaning of Sections 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made by the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the “accumulated post-retirement benefit obligations” of the Company and its subsidiaries (within the meaning of Statement of Financial Accounting Standards No. 106, as amended) compared to the amount of such obligations as of the Company’s most recently completed fiscal year.
     (ee) Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that relates to the Company and its subsidiaries and complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The evaluations of the effectiveness of the Company’s disclosure controls and procedures have been carried out as of and on the dates required by Rule 13a-15 of the Exchange Act.
     (ff) Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that relates to the Company and its subsidiaries and complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Offering Memorandum, based on the Company’s most recent evaluation of internal control over financial reporting, there are no material weaknesses in the Company’s internal control over financial reporting. As of and when required by Section 302 of the Sarbanes Oxley Act, the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
     (gg) Insurance. The Company and its subsidiaries are insured by insurers of nationally recognized financial responsibility against such losses and risks and in such amounts as are prudent in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not, individually or in the aggregate, have a Material Adverse Effect. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied except, if such a denial has occurred, for insurance coverage which the Company or the subsidiary, as applicable, was able to obtain from other insurers at a cost that did not and is not reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.
     (hh) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (ii) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (jj) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate (other than an affiliate solely by reason that it is under common control with the Company) of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (kk) No Restrictions on Subsidiaries. No Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, in each case in any manner that would materially impair the Company and its subsidiaries’ ability to conduct its operations and pay its obligations as they become due.
     (ll) No Broker’s Fees. Other than as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
     (mm) No Registration Rights. No person has the right (other than under the Registration Rights Agreement) to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of (i) the filing of a registration statement under the Securities Act relating to the Exchange Notes, (ii) the filing of a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes or (iii) the issuance and sale of the Securities.
     (nn) No Stabilization. None of the Company or any of the Guarantors has taken or will take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (oo) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Offering Memorandum will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (pp) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.
     (qq) Sarbanes-Oxley Act. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).
     (rr) Solvency. Assuming the enforceability of any savings or similar clause with respect to guarantees contained in any indenture, loan agreement or other agreement or instrument evidencing indebtedness of the Company or any Guarantor or by which the Company or any Guarantor is bound, each of the Company and the Guarantors is, and immediately after the Closing will be, Solvent. As used herein, the term “Solvent” means, with respect to any person, on a particular date, that on such date (A) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (B) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and mature, (C) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) such person does not have an unreasonably small amount of capital and surplus.
     (ss) Suppliers. Except as disclosed in the Offering Memorandum, no supplier of merchandise to the Company or any of the Subsidiaries has ceased shipments of merchandise to the Company or any of the subsidiaries, other than in the normal and ordinary course of business consistent with past practices, which cessation would result in a Material Adverse Effect.
     (tt) Franchise Agreements. Except as disclosed in the Offering Memorandum, each franchise agreement, in each case between a subsidiary and the applicable manufacturer has been duly authorized by the Company and such subsidiaries, and, as of the Closing Date, the Company shall have obtained all consents, authorizations and approvals from the manufacturers required to consummate the transactions contemplated hereby or by the Offering Memorandum.
     (uu) Regulation S. In connection with the offering of the Securities outside the United States, the Offering Memorandum will contain the disclosure required by Rule 902. The Company is a “reporting issuer”, as defined in Rule 902 under the Securities Act.
     Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.
     SECTION 2. Purchase, Sale and Delivery of the Securities.
     (a) The Securities. Each of the Company and the Guarantors agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 97.049% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.
     (b) The Closing Date. Delivery of one or more global notes (“Global Notes”) in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York City time, on March 12, 2010, or such other time and date as may be agreed by the Company and the Representative (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 17 hereof.
     (c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers Global Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Global Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.
     (d) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that:
     (i) it is a “qualified institutional buyer” within the meaning of Rule 144A (“Qualified Institutional Buyer”) and will offer and sell Securities only to persons who it reasonably believes are Qualified Institutional Buyers (a) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex I to this Agreement and, in the case of either (a) or (b) only to persons who in purchasing the Securities are deemed to have represented and agreed to the representations set forth in the Offering Memorandum under the caption “Notice to Investors”; and
     (ii) it will not offer or sell Securities by, any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.
     SECTION 3. Additional Covenants. Each of the Company and the Guarantors further covenants and agrees with each Initial Purchaser as follows:
     (a) Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Company Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement except as permitted by Section 3(b). The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement except as permitted by Section 3(b). The Company will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement a reasonable time prior to the proposed use or filing, and shall not have reasonably objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Company Additional Written Communication, the Company will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.
     (b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Company and the Guarantors will promptly notify the Initial Purchasers thereof and promptly prepare and in accordance with Section 3(a) hereof furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company and the Guarantors agree to promptly prepare (subject to Section 3 hereof), file with the Commission (with respect to documents incorporated by reference) and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.
     The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3.
     (c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.
     (d) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Representative and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect for so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.
     (e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.
     (f) The Depositary. The Company will cooperate with the Initial Purchasers and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.
     (g) Additional Issuer Information. Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange (the “NYSE”) all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, while any of the Securities are “restricted securities” within the meaning of Rule 144 under the Securities Act, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d)(4).
     (h) Agreement Not To Offer or Sell Additional Securities. During the period of 90 days following the date hereof, the Company will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement and to register the Exchange Securities).
     (i) Future Reports to the Initial Purchasers. At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and while any of the Notes are “restricted securities” within the meaning of Rule 144 under the Securities Act, the

Company will furnish at its expense upon request by the Initial Purchasers information satisfying the requirements of Rule 144A(d)(4) under the Securities Act.
     (j) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.
     (k) No General Solicitation or Directed Selling Efforts. The Company agrees that it will not and will not permit any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Company will and will cause any of its Affiliates or any other person acting on its or their behalf (other than the Initial Purchasers and their Affiliates, as to which no covenant is given) to comply with the offering restrictions requirement of Regulation S with respect to the Securities.
     (l) No Restricted Resales. For a period of one year after the Closing Date, the Company will not, and will not permit, to the extent it has an ability to do so, any of its “affiliates” (as defined in Rule 144 under the Securities Act) to resell any of the Notes, which constitute “restricted securities” under Rule 144, that have been reacquired by any of them.
     (m) Legended Securities. Each certificate for a Note will bear the legend substantially in the form contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.
     The Representative on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.
     SECTION 4. Payment of Expenses. Each of the Company and the Guarantors agrees to pay or cause to be paid all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities to the Initial Purchasers (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and the Notes and Guarantees, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or the Final Offering Memorandum, (vi) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities or the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement and (x) all expenses incident to the “road show” for the offering of the Securities by the Company. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel and transfer taxes payable on resales of any of the Securities by them.
     SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from each of Ernst and Young LLP and Deloitte & Touche LLP a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants, a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 days prior to the Closing Date.
     (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

     (i) no event or condition of a type described in Section 1(h) hereof shall have occurred or shall exist, which event or condition is not described in or incorporated by reference in the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement and the Offering Memorandum; and
     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (c) Opinion of Counsel for the Company and the Guarantors. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Moore & Van Allen PLLC, counsel for the Company and the Guarantors, dated as of such Closing Date, the form of which is attached as Exhibit A.
     (d) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.
     (e) Officers’ Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Vice Chairman and Chief Financial Officer of the Company and the President, General Counsel or Vice President — Finance of the Company and an authorized officer of each Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:
     (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;
     (ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and
     (iii) each of the Company and the Guarantors has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.
     (f) Indenture; Registration Rights Agreement. The Company and the Guarantors shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received executed copies thereof. The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers, and the Initial Purchasers shall have received such executed counterparts.
     (g) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.
     SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or 10(i)(a) or 10(iv) hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
     SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:
     (a) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers and in accordance with Rule 144A under the Securities Act or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S and in accordance with applicable laws upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.
     (b) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

     (c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear a legend substantially in the form contained in “Notice to Investors” in the Preliminary Offering Memorandum for the time period and upon the other terms stated in the Preliminary Offering Memorandum.
     Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security by such Subsequent Purchaser.
     SECTION 8. Indemnification.
     (a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its Affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, Affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or does not require the consent of the Company as contemplated in Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such director, officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Indemnification of the Company and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective Affiliates, directors, officers and employees and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such Affiliate, director, officer or employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser or does not require the consent of such Initial Purchaser as contemplated in Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative expressly for use therein; and to reimburse the Company, any Guarantor and each such director, officer or employee or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director, officer or employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers through the Representative have furnished to the Company expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Company Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the fifth paragraph and the third sentence in the sixth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder for contribution or otherwise under the indemnity agreement contained in this Section 8 or to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result of such failure and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party otherwise than under the provisions of this Section 8 and Section 9. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel (in each jurisdiction)), approved by the indemnifying party (Banc of America Securities LLC in the case of Sections 8(b) and 9 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

     SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses but after deducting discounts and commissions) received by the Company, and the total discounts and commissions received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.
     The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount and commission received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial

Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer and employee of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.
     SECTION 10. Termination of this Agreement. From and after the date hereof and prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) (a) trading or quotation in any of the Company’s securities shall have been suspended or materially limited by the Commission or by the NYSE, or (b) trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date in the manner and on the terms described in the Pricing Disclosure Package or (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (ii) any Initial Purchaser to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.
     SECTION 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers (set forth in a certificate delivered pursuant hereto) and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Guarantor or any of their respective partners, officers or directors or any controlling person, or any Affiliate of an Initial Purchaser, the Company or any Guarantor, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.
     SECTION 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:
     If to the Initial Purchasers:
Banc of America Securities LLC

One Bryant Park
New York, New York 10036
Facsimile: (646) 855-3073
Attention: Syndicate Department
     with a copy to:
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Facsimile: (212) 859-4000
Attention: Stuart Gelfond
     If to the Company or the Guarantors:
Sonic Automotive, Inc.
6415 Idlewild Road, Suite 109
Charlotte, North Carolina 28212
Facsimile: (704) 536-4665
Attention: Stephen K. Coss, Esq. Senior Vice President and General Counsel
     Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.
     SECTION 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.
     SECTION 14. Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Banc of America Securities LLC on behalf of the Initial Purchasers, and any such action taken by Banc of America Securities LLC shall be binding upon the Initial Purchasers.
     SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE

PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.
     (a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.
     SECTION 17. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the aggregate principal amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party (other than any such defaulting Initial Purchaser) to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     SECTION 18. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Initial Purchasers, or any of them, with respect to the subject matter hereof. The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty with respect to the subject matter hereof.
     SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, SONIC AUTOMOTIVE, INC.
By:	/s/ David P. Cosper
	Name:	David P. Cosper
	Title:	Vice Chairman and Chief Financial Officer

The Guarantors:
ADI OF THE SOUTHEAST LLC (a South Carolina limited liability company)
ANTREV, LLC (a North Carolina limited liability company)
ARNGAR, INC. (a North Carolina corporation)
AUTOBAHN, INC. (a California corporation)
AVALON FORD, INC. (a Delaware corporation)
CASA FORD OF HOUSTON, INC. (a Texas corporation)
CORNERSTONE ACCEPTANCE CORPORATION (a Florida corporation)
FAA AUTO FACTORY, INC. (a California corporation)
FAA BEVERLY HILLS, INC. (a California corporation)
FAA CAPITOL F, INC. (a California corporation)
FAA CAPITOL N, INC. (a California corporation)
FAA CONCORD H, INC. (a California corporation)
FAA CONCORD N, INC. (a California corporation)
FAA CONCORD T, INC. (a California corporation)
FAA DUBLIN N, INC. (a California corporation)
FAA DUBLIN VWD, INC. (a California corporation)
FAA HOLDING CORP. (a California corporation)
FAA LAS VEGAS H, INC. (a Nevada corporation)
FAA MARIN F, INC. (a California corporation)
FAA MARIN LR, INC. (a California corporation)
FAA POWAY G, INC. (a California corporation)
FAA POWAY H, INC. (a California corporation)
FAA POWAY T, INC. (a California corporation)
FAA SAN BRUNO, INC. (a California corporation)
FAA SANTA MONICA V, INC. (a California corporation)
FAA SERRAMONTE, INC. (a California corporation)
FAA SERRAMONTE H, INC. (a California corporation)
FAA SERRAMONTE L, INC. (a California corporation)
FAA STEVENS CREEK, INC. (a California corporation)
FAA TORRANCE CPJ, INC. (a California corporation)
FIRSTAMERICA AUTOMOTIVE, INC. (a Delaware corporation)

FORT MILL FORD, INC. (a South Carolina corporation)
FORT MYERS COLLISION CENTER, LLC (a Florida limited liability company)
FRANCISCAN MOTORS, INC. (a California corporation)
FRANK PARRA AUTOPLEX, INC. (a Texas corporation)
FRONTIER OLDSMOBILE – CADILLAC, INC. (a North Carolina corporation)
HMC FINANCE ALABAMA, INC. (an Alabama corporation)
KRAMER MOTORS INCORPORATED (a California corporation)
L DEALERSHIP GROUP, INC. (a Texas corporation)
MARCUS DAVID CORPORATION (a North Carolina corporation)
MASSEY CADILLAC, INC. (a Tennessee corporation)
MASSEY CADILLAC, INC. (a Texas corporation)
MOUNTAIN STATES MOTORS CO., INC. (a Colorado corporation)
ROYAL MOTOR COMPANY, INC. (an Alabama corporation)
SAI AL HC1, INC. (an Alabama corporation)
SAI AL HC2, INC. (an Alabama corporation), on behalf of itself and as sole member of:
SAI IRONDALE L, LLC (an Alabama limited liability company)
SAI ANN ARBOR IMPORTS, LLC (a Michigan limited liability company)
SAI ATLANTA B, LLC (a Georgia limited liability company)
SAI BROKEN ARROW C, LLC (an Oklahoma limited liability company)
SAI CHARLOTTE M, LLC (a North Carolina limited liability company)
SAI COLUMBUS MOTORS, LLC (an Ohio limited liability company)
SAI COLUMBUS VWK, LLC (an Ohio limited liability company)
SAI FL HC1, INC. (a Florida corporation)
SAI FL HC2, INC. (a Florida corporation), on behalf of itself and as sole member of:
SAI CLEARWATER T, LLC (a Florida limited liability company)
SAI FL HC3, INC. (a Florida corporation)
SAI FL HC4, INC. (a Florida corporation)
SAI FL HC5, INC. (a Florida corporation)
SAI FL HC6, INC. (a Florida corporation)
SAI FL HC7, INC. (a Florida corporation)
SAI FORT MYERS B, LLC (a Florida limited liability company)
SAI FORT MYERS H, LLC (a Florida limited liability company)

SAI FORT MYERS M, LLC (a Florida limited liability company)
SAI FORT MYERS VW, LLC (a Florida limited liability company)
SAI IRONDALE IMPORTS, LLC (an Alabama limited liability company)
SAI LANSING CH, LLC (a Michigan limited liability company)
SAI LONG BEACH B, INC. (a California corporation)
SAI MD HC1, INC. (a Maryland corporation), on behalf of itself and as sole member of:
SAI ROCKVILLE L, LLC (a Maryland limited liability company)
SAI MONROVIA B, INC. (a California corporation)
SAI MONTGOMERY B, LLC (an Alabama limited liability company)
SAI MONTGOMERY BCH, LLC (an Alabama limited liability company)
SAI MONTGOMERY CH, LLC (an Alabama limited liability company)
SAI NASHVILLE CSH, LLC (a Tennessee limited liability company)
SAI NASHVILLE H, LLC (a Tennessee limited liability company)
SAI NASHVILLE M, LLC (a Tennessee limited liability company)
SAI NASHVILLE MOTORS, LLC (a Tennessee limited liability company)
SAI NC HC2, INC. (a North Carolina corporation)
SAI OH HC1, INC. (an Ohio corporation)
SAI OK HC1, INC. (an Oklahoma corporation), on behalf of itself and as sole member of the following entities:
SAI OKLAHOMA CITY T, LLC (an Oklahoma limited liability company)
SAI TULSA T, LLC (an Oklahoma limited liability company)
SAI OKLAHOMA CITY C, LLC (an Oklahoma limited liability company)
SAI OKLAHOMA CITY H, LLC (an Oklahoma limited liability company)
SAI ORLANDO CS, LLC (a Florida limited liability company)
SAI PEACHTREE, LLC (a Georgia limited liability company)
SAI PLYMOUTH C, LLC (a Michigan limited liability company)
SAI RIVERSIDE C, LLC (an Oklahoma limited liability company)
SAI ROCKVILLE IMPORTS, LLC (a Maryland limited liability company)
SAI TN HC1, LLC (a Tennessee limited liability company)

SAI TN HC2, LLC (a Tennessee limited liability company)
SAI TN HC3, LLC (a Tennessee limited liability company)
SAI TULSA N, LLC (an Oklahoma limited liability company)
SAI VA HC1, INC. (a Virginia corporation)
SANTA CLARA IMPORTED CARS, INC. (a California corporation)
SONIC AGENCY, INC. (a Michigan corporation)
SONIC AUTOMOTIVE F&I, LLC (a Nevada limited liability company)
SONIC AUTOMOTIVE OF CHATTANOOGA, LLC (a Tennessee limited liability company)
SONIC AUTOMOTIVE OF NASHVILLE, LLC (a Tennessee limited liability company)
SONIC AUTOMOTIVE OF NEVADA, INC. (a Nevada corporation), on behalf of itself and as sole member of:
SAI GEORGIA, LLC (a Georgia limited liability company), on behalf of itself and as general partner of the following entities:
SAI GA HC1, LP (a Georgia limited partnership), on behalf of itself and as sole member of:
SAI STONE MOUNTAIN T, LLC (a Georgia limited liability company)
SONIC PEACHTREE INDUSTRIAL BLVD., L.P. (a Georgia limited partnership)
SONIC – STONE MOUNTAIN T, L.P. (a Georgia limited partnership)
SRE GEORGIA – 1, L.P. (a Georgia limited partnership)
SRE GEORGIA – 2, L.P. (a Georgia limited partnership)
SRE GEORGIA – 3, L.P. (a Georgia limited partnership)
SONIC AUTOMOTIVE SUPPORT, LLC (a Nevada limited liability company)
SONIC AUTOMOTIVE WEST, LLC (a Nevada limited liability company)
SONIC AUTOMOTIVE – 1495 AUTOMALL DRIVE, COLUMBUS, INC. (an Ohio corporation)
SONIC AUTOMOTIVE – 1720 MASON AVE., DB, INC. (a Florida corporation)
SONIC AUTOMOTIVE – 1720 MASON AVE., DB, LLC (a Florida limited liability company)
SONIC AUTOMOTIVE 2424 LAURENS RD., GREENVILLE, INC. (a South Carolina corporation)
SONIC AUTOMOTIVE – 2490 SOUTH LEE HIGHWAY, LLC (a Tennessee limited liability company)
SONIC AUTOMOTIVE 2752 LAURENS RD., GREENVILLE, INC. (a South Carolina corporation)

SONIC AUTOMOTIVE – 3700 WEST BROAD STREET, COLUMBUS, INC. (an Ohio corporation)
SONIC AUTOMOTIVE – 4000 WEST BROAD STREET, COLUMBUS, INC. (an Ohio corporation)
SONIC AUTOMOTIVE 5260 PEACHTREE INDUSTRIAL BLVD., LLC (a Georgia limited liability company)
SONIC AUTOMOTIVE – 6008 N. DALE MABRY, FL, INC. (a Florida corporation)
SONIC AUTOMOTIVE – 9103 E. INDEPENDENCE, NC, LLC (a North Carolina limited liability company)
SONIC 2185 CHAPMAN RD., CHATTANOOGA, LLC (a Tennessee limited liability company)
SONIC – BUENA PARK H, INC. (a California corporation)
SONIC – CALABASAS A, INC. (a California corporation)
SONIC CALABASAS M, INC. (a California corporation)
SONIC – CALABASAS V, INC. (a California corporation)
SONIC – CAPITOL CADILLAC, INC. (a Michigan corporation)
SONIC – CAPITOL IMPORTS, INC. (a South Carolina corporation)
SONIC – CARSON F, INC. (a California corporation)
SONIC – CARSON LM, INC. (a California corporation)
SONIC – CHATTANOOGA D EAST, LLC (a Tennessee limited liability company)
SONIC COAST CADILLAC, INC. (a California corporation)
SONIC – DENVER T, INC. (a Colorado corporation)
SONIC – DENVER VOLKSWAGEN, INC. (a Colorado corporation)
SONIC DEVELOPMENT, LLC (a North Carolina limited liability company)
SONIC DIVISIONAL OPERATIONS, LLC (a Nevada limited liability company)
SONIC – DOWNEY CADILLAC, INC. (a California corporation)
SONIC – ENGLEWOOD M, INC. (a Colorado corporation)
SONIC ESTORE, INC. (a North Carolina corporation)
SONIC – FORT MILL CHRYSLER JEEP, INC. (a South Carolina corporation)
SONIC – FORT MILL DODGE, INC. (a South Carolina corporation)
SONIC FREMONT, INC. (a California corporation)
SONIC – HARBOR CITY H, INC. (a California corporation)
SONIC – INTEGRITY DODGE LV, LLC (a Nevada limited liability company)
SONIC – LS, LLC (a Delaware limited liability company), on behalf of itself and as general partner of:
SONIC – LS CHEVROLET, L.P. (a Texas limited partnership)
SONIC – LAKE NORMAN CHRYSLER JEEP, LLC (a North Carolina limited liability company)

SONIC – LAS VEGAS C EAST, LLC (a Nevada limited liability company)
SONIC – LAS VEGAS C WEST, LLC (a Nevada limited liability company)
SONIC – LLOYD NISSAN, INC. (a Florida corporation)
SONIC – LLOYD PONTIAC – CADILLAC, INC. (a Florida corporation)
SONIC – LONE TREE CADILLAC, INC. (a Colorado corporation)
SONIC – MANHATTAN FAIRFAX, INC. (a Virginia corporation)
SONIC – MASSEY CHEVROLET, INC. (a California corporation)
SONIC – MASSEY PONTIAC BUICK GMC, INC. (a Colorado corporation)
SONIC – NEWSOME CHEVROLET WORLD, INC. (a South Carolina corporation)
SONIC – NEWSOME OF FLORENCE, INC. (a South Carolina corporation)
SONIC – NORTH CHARLESTON, INC. (a South Carolina corporation)
SONIC – NORTH CHARLESTON DODGE, INC. (a South Carolina corporation)
SONIC OF TEXAS, INC. (a Texas corporation), on behalf of itself and as general partner of the following entities:
PHILPOTT MOTORS, LTD. (a Texas limited partnership)
SONIC ADVANTAGE PA, LP (a Texas limited partnership)
SONIC AUTOMOTIVE OF TEXAS, L.P. (a Texas limited partnership)
SONIC AUTOMOTIVE – 3401 N. MAIN, TX, L.P. (a Texas limited partnership)
SONIC AUTOMOTIVE – 4701 I-10 EAST, TX, L.P. (a Texas limited partnership)
SONIC AUTOMOTIVE – 5221 I-10 EAST, TX, L.P. (a Texas limited partnership)
SONIC– CADILLAC D, L.P. (a Texas limited partnership)
SONIC – CAMP FORD, L.P. (a Texas limited partnership)
SONIC – CARROLLTON V, L.P. (a Texas limited partnership)
SONIC – CLEAR LAKE N, L.P. (a Texas limited partnership)
SONIC – CLEAR LAKE VOLKSWAGEN, L.P. (a Texas limited partnership)
SONIC – FORT WORTH T, L.P. (a Texas limited partnership)

SONIC – FRANK PARRA AUTOPLEX, L.P. (a Texas limited partnership)
SONIC HOUSTON JLR, LP (a Texas limited partnership)
SONIC HOUSTON LR, LP (a Texas limited partnership)
SONIC – HOUSTON V, L.P. (a Texas limited partnership)
SONIC – JERSEY VILLAGE VOLKSWAGEN, L.P. (a Texas limited partnership)
SONIC – LUTE RILEY, L. P. (a Texas limited partnership)
SONIC – MASSEY CADILLAC, L.P. (a Texas limited partnership)
SONIC – MESQUITE HYUNDAI, L.P. (a Texas limited partnership)
SONIC MOMENTUM B, L.P. (a Texas limited partnership)
SONIC MOMENTUM JVP, L.P. (a Texas limited partnership)
SONIC MOMENTUM VWA, L.P. (a Texas limited partnership)
SONIC – READING, L.P. (a Texas limited partnership)
SONIC – RICHARDSON F, L.P. (a Texas limited partnership)
SONIC – SAM WHITE NISSAN, L.P. (a Texas limited partnership)
SONIC – UNIVERSITY PARK A, L.P. (a Texas limited partnership)
SRE TEXAS – 1, L.P. (a Texas limited partnership)
SRE TEXAS – 2, L.P. (a Texas limited partnership)
SRE TEXAS – 3, L.P. (a Texas limited partnership)
SRE TEXAS – 4, L.P. (a Texas limited partnership)
SRE TEXAS – 5, L.P. (a Texas limited partnership)
SRE TEXAS – 6, L.P. (a Texas limited partnership)
SRE TEXAS – 7, L.P. (a Texas limited partnership)
SRE TEXAS – 8, L.P. (a Texas limited partnership)
SONIC OKEMOS IMPORTS, INC. (a Michigan corporation)
SONIC – PLYMOUTH CADILLAC, INC. (a Michigan corporation)
SONIC RESOURCES, INC. (a Nevada corporation)
SONIC – RIVERSIDE AUTO FACTORY, INC. (an Oklahoma corporation)
SONIC – SANFORD CADILLAC, INC. (a Florida corporation)
SONIC SANTA MONICA M, INC. (a California corporation)
SONIC SANTA MONICA S, INC. (a California corporation)
SONIC – SATURN OF SILICON VALLEY, INC. (a California corporation)
SONIC SERRAMONTE I, INC. (a California corporation)

SONIC – SHOTTENKIRK, INC. (a Florida corporation)
SONIC – SOUTH CADILLAC, INC. (a Florida corporation)
SONIC – STEVENS CREEK B, INC. (a California corporation)
SONIC TYSONS CORNER H, INC. (a Virginia corporation)
SONIC TYSONS CORNER INFINITI, INC. (a Virginia corporation)
SONIC – VOLVO LV, LLC (a Nevada limited liability company)
SONIC WALNUT CREEK M, INC. (a California corporation)
SONIC – WEST COVINA T, INC. (a California corporation)
SONIC – WILLIAMS CADILLAC, INC. (an Alabama corporation)
SONIC WILSHIRE CADILLAC, INC. (a California corporation)
SRE ALABAMA – 2, LLC (an Alabama limited liability company)
SRE ALABAMA – 3, LLC (an Alabama limited liability company)
SRE ALABAMA – 4, LLC (an Alabama limited liability company)
SRE ALABAMA – 5, LLC (an Alabama limited liability company)
SREALESTATE ARIZONA – 1, LLC (an Arizona limited liability company)
SREALESTATE ARIZONA – 2, LLC (an Arizona limited liability company)
SREALESTATE ARIZONA – 3, LLC (an Arizona limited liability company)
SREALESTATE ARIZONA – 4, LLC (an Arizona limited liability company)
SREALESTATE ARIZONA – 5, LLC (an Arizona limited liability company)
SREALESTATE ARIZONA – 6, LLC (an Arizona limited liability company)
SREALESTATE ARIZONA – 7, LLC (an Arizona limited liability company)
SRE CALIFORNIA – 1, LLC (a California limited liability company)
SRE CALIFORNIA – 2, LLC (a California limited liability company)
SRE CALIFORNIA – 3, LLC (a California limited liability company)
SRE CALIFORNIA – 4, LLC (a California limited liability company)
SRE CALIFORNIA – 5, LLC (a California limited liability company)
SRE CALIFORNIA – 6, LLC (a California limited liability company)

SRE COLORADO – 1, LLC (a Colorado limited liability company)
SRE COLORADO – 2, LLC (a Colorado limited liability company)
SRE COLORADO – 3, LLC (a Colorado limited liability company)
SRE FLORIDA – 1, LLC (a Florida limited liability company)
SRE FLORIDA – 2, LLC (a Florida limited liability company)
SRE FLORIDA – 3, LLC (a Florida limited liability company)
SRE HOLDING, LLC (a North Carolina limited liability company)
SRE MARYLAND – 1, LLC (a Maryland limited liability company)
SRE MARYLAND – 2, LLC (a Maryland limited liability company)
SRE MICHIGAN – 3, LLC (a Michigan limited liability company)
SRE NEVADA – 1, LLC (a Nevada limited liability company)
SRE NEVADA – 2, LLC (a Nevada limited liability company)
SRE NEVADA – 3, LLC (a Nevada limited liability company)
SRE NEVADA – 4, LLC (a Nevada limited liability company)
SRE NEVADA – 5, LLC (a Nevada limited liability company)
SRE NORTH CAROLINA – 1, LLC (a North Carolina limited liability company)
SRE NORTH CAROLINA – 2, LLC (a North Carolina limited liability company)
SRE NORTH CAROLINA – 3, LLC (a North Carolina limited liability company)
SRE OKLAHOMA – 1, LLC (an Oklahoma limited liability company)
SRE OKLAHOMA – 2, LLC (an Oklahoma limited liability company)
SRE OKLAHOMA – 3, LLC (an Oklahoma limited liability company)
SRE OKLAHOMA – 4, LLC (an Oklahoma limited liability company)
SRE OKLAHOMA – 5, LLC (an Oklahoma limited liability company)
SRE SOUTH CAROLINA – 2, LLC (a South Carolina limited liability company)
SRE SOUTH CAROLINA – 3, LLC (a South Carolina limited liability company)
SRE SOUTH CAROLINA – 4, LLC (a South Carolina limited liability company)
SRE TENNESSEE – 1, LLC (a Tennessee limited liability company)
SRE TENNESSEE – 2, LLC (a Tennessee limited liability company)
SRE TENNESSEE – 3, LLC (a Tennessee limited liability company)

SRE TENNESSEE – 4, LLC (a Tennessee limited liability company)
SRE TENNESSEE – 5, LLC (a Tennessee limited liability company)
SRE TENNESSEE – 6, LLC (a Tennessee limited liability company)
SRE TENNESSEE – 7, LLC (a Tennessee limited liability company)
SRE TENNESSEE – 8, LLC (a Tennessee limited liability company)
SRE TENNESSEE – 9, LLC (a Tennessee limited liability company)
SRE VIRGINIA – 1, LLC (a Virginia limited liability company)
SRE VIRGINIA – 2, LLC (a Virginia limited liability company)
STEVENS CREEK CADILLAC, INC. (a California corporation)
TOWN AND COUNTRY FORD, INCORPORATED (a North Carolina corporation)
VILLAGE IMPORTED CARS, INC. (a Maryland corporation)
WINDWARD, INC. (a Hawaii corporation)
Z MANAGEMENT, INC. (a Colorado corporation)

By:	/s/ David P. Cosper
	Name:	David P. Cosper
	Title:	Vice President

Sonic Automotive, Inc., as sole member of the following entities:

ONTARIO L, LLC (a California limited liability company)
SAI COLUMBUS T, LLC (an Ohio limited liability company)

By:	/s/ David P. Cosper
	Name:	David P. Cosper
	Title:	Vice Chairman and Chief Financial Officer

     The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.
Banc of America Securities LLC
Acting on behalf of itself
and as the Representative of
the several Initial Purchasers

By:	Banc of America Securities LLC

By:	/s/ signature illegible
Authorized Signatory

SCHEDULE A

Aggregate Principal Amount of
Initial Purchasers	Securities to be Purchased
Banc of America Securities LLC.	$94,500,000
J.P. Morgan Securities Inc.	94,500,000
Comerica Securities, Inc.	21,000,000

Total	$210,000,000

EXHIBIT A
     Opinion of counsel for the Company to be delivered pursuant to Section 5 of the Purchase Agreement.
     (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.
     (ii) The Company has the corporate power to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes.
     (iii) The Company is qualified as a foreign corporation to transact business in the State of North Carolina.
     (iv) Each Significant Subsidiary is a corporation, limited liability company or limited partnership validly existing and, if applicable, in good standing under the laws of the jurisdiction of its formation, has the corporate, limited liability company or limited partnership power to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Guarantees.
     (v) The Purchase Agreement has been duly authorized, executed and delivered by the Company and each Guarantor and constitutes a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.
     (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.
     (vii) The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and constitutes a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms.
     (viii) The Notes are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement and the Indenture and, when executed by the Company, authenticated by the Trustee in the manner provided in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

Exhibit A-1

     (ix) Issuance of the Exchange Securities has been duly authorized by the Company and each of the Guarantors, respectively.
     (x) The Guarantees of the Notes are in the form contemplated by the Indenture, have been duly authorized for issuance pursuant to the Purchase Agreement and the Indenture and, when the Notes and the Guarantees have been executed by the Company and each of the Guarantors, as applicable, authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms and will be entitled to the benefits of the Indenture.
     (xi) The Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.
     (xii) The documents incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum (other than the financial statements and the notes and schedules thereto and other financial or accounting data or information included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission.
     (xiii) The descriptions in the Pricing Disclosure Package or the Final Offering Memorandum (including the documents incorporated by reference therein) of statutes, legal, governmental and regulatory proceedings and contracts and other documents to which the Company is a party or subject to are accurate in all material respects; the statements in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Description of Other Indebtedness,” “Description of the Notes,” “Certain United States Federal Tax Considerations” and “Notice to Investors,” insofar as such statements constitute matters of law or regulation, summaries of legal matters, the Company’s charter or by-law provisions, documents or legal proceedings, or legal conclusions, fairly present and summarize, in all material respects, the matters described therein.
     (xiv) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, other than such as may be required under applicable securities laws of the various jurisdictions in which the Securities will be offered or sold, as to which we express no opinion, is required for the execution, delivery or performance of the Purchase Agreement, the Registration Rights Agreement or the Indenture by the Company and each of the Guarantors, or the issuance and delivery of the Securities to the Initial Purchasers or the resale of the Securities by the Initial Purchasers in accordance with the Purchase Agreement.
     (xv) Except as disclosed in the Pricng Disclosure Package or the Final Offering Memorandum, the execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the Securities and the Indenture by the Company and the Guarantors and the

Exhibit A-2

performance by the Company and the Guarantors of their obligations thereunder: (a) will not result in any violation of the provisions of the articles or certificate of incorporation, articles of organization, certificate of limited partnership, bylaws, operating or limited liability company agreement or limited partnership agreement, as applicable, of the Company or any Significant Subsidiary; (b) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on Schedule A to this opinion (the “Existing Instruments”) (except with respect to matters which require the performance of a mathematical calculation or the making of a financial or accounting determination, as to which we express no opinion); or (c) will not result in any violation of any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority identified to us in the officer’s certificate attached as Exhibit A hereto (the “Officer’s Certificate”) or any law or statute, except, in the case of clauses (b) and (c) above, for such breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect
     (xvi) Based as to factual matters on the factual certifications in the Officer’s Certificate, neither the Company nor any Guarantor is, or after receipt of payment for the Securities and after giving effect to the application of the proceeds received by the Company from the offer and sale of the Securities (as described in the Pricing Disclosure Package or Final Offering Memorandum), will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (xvii) We do not represent the Company or any Guarantor in any action, suit or proceeding before any court, governmental agency or arbitrator, pending or overtly threatened in writing against the Company or any Guarantor which, individually or in the aggregate, if determined adversely to the Company or such Guarantor, could reasonably be expected to have a Material Adverse Effect.
     (xviii) Assuming (i) that the Company and each of the Guarantors has complied, and will comply fully with each of its respective covenants contained in Sections 2 and 3 of the Purchase Agreement, (ii) that each of the Initial Purchasers has complied with the following: (A) none of the Initial Purchasers or any person acting on their behalf has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the 1933 Act, (B) with respect to those Securities sold in reliance upon Regulation S, none of the Initial Purchasers or any person acting on their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S, and (C) the Initial Purchasers and any person acting on their behalf has complied and will comply with the offering restrictions set forth in Regulation S, and (iii) compliance with the offering provisions described in the Offering Memorandum, the Company is not required to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, in connection with the sale and initial resale of the Securities in the manner and under the circumstances contemplated by the Purchase Agreement.

Exhibit A-3

     In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date shall be satisfactory in form and substance to the Initial Purchasers, shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them and shall be furnished to the Initial Purchasers) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; provided, however, that such counsel shall further state that they believe that they and the Initial Purchasers are justified in relying upon such opinion of other counsel, and as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of the Initial Purchasers at which the contents of the Pricing Disclosure Package and the Final Offering Memorandum and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Final Offering Memorandum (other than as specified above), on the basis of the foregoing, nothing has come to their attention which would lead them to believe that the Pricing Disclosure Package, as of the Time of Sale, or that the Final Offering Memorandum, as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or other financial data derived therefrom, included in the Pricing Disclosure Package or the Final Offering Memorandum or any amendments or supplements thereto).

Exhibit A-4

ANNEX I
     Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:
     Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.
     Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Annex I-1